Exhibit B-175

                              CERTIFICATE OF MERGER

                                       OF

                         STURGEON ELECTRIC COMPANY, INC.
                             a Colorado corporation

                                      INTO

                         STURGEON ELECTRIC COMPANY, INC.
                             a Michigan corporation


            Pursuant to the provisions of Section 731, Act 284, Public Acts of 1972, as amended, the undersigned corporations execute the following certificate of merger:


                                   ARTICLE ONE

            FIRST:      The plan of merger is as follows:

            See Plan of Merger attached hereto as Exhibit A and made a part hereof. Sturgeon Electric Company, Inc., a Michigan corporation, shall be the Surviving Corporation.

            SECOND:     As to each constituent corporation, the designation
and number of outstanding shares of each class and series and the voting rights thereof are as follows:

               Designation and
               number of shares       Indicate class or    Indicate class or
Name of        in each class or       series of shares     series entitled
Corporation    series outstanding     entitled to vote     to vote as a class

STURGEON          50,000 shares          Voting Common
 ELECTRIC         Voting Common
 COMPANY,         Stock
 INC., a
 Michigan         50,000 shares                               Non-Voting
 Corporation      Non-Voting Common                           Common Stock
                  Stock

STURGEON          50,000 shares          Voting Common
 ELECTRIC         Voting Common
 COMPANY,         Stock
 INC., a
 Colorado         50,000 shares                               Non-Voting
 Corporation      Non-Voting Common                           Common Stock
                  Stock
                                        4


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                                   ARTICLE TWO

            This merger is permitted by the laws of the state of Colorado, the jurisdiction under which Sturgeon Electric Company, Inc., a Colorado corporation, is organized and the plan of merger was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.


                                  ARTICLE THREE

            The plan of merger was adopted by the board of directors of Sturgeon Electric Company, Inc., a Michigan corporation, and by the unanimous written consent of the shareholders of said corporation in accordance with Section 407(3).


Signed this 30th day of August, 1974.


                                    STURGEON ELECTRIC COMPANY, INC.
                                    a Michigan corporation



                                    By /s/ D. L. Johnson
                                       ---------------------------
                                       Dwight L. Johnson
                                       President



                                    STURGEON ELECTRIC COMPANY, INC.
                                    a Colorado corporation



                                    By /s/ D. L. Johnson
                                       ---------------------------
                                       Dwight L. Johnson
                                       President